February 14, 2006

Goldrange Resources, Inc.
114 W. Magnolia Street, #400-136
Bellingham, WA
98225

Dear Sirs:

Re: Gold Creek Option and Joint Venture

This letter ("**Agreement**") sets out the terms under which the letter agreement between Navasota Resources Ltd. ("**Navasota**") and Goldrange Resources, Inc. ("**Goldrange**") respecting Navasota's beneficial interest in the mineral property located in the Kamloops Mining Division and more particularly described in Schedule A attached to this Agreement (the "**Property**") will be amended.

Navasota and Goldrange agree to amend paragraph 2 of the letter agreement as follows:

> ***The Option***. Goldrange will have the option to earn, subject to the royalty described below and Navasota's earn-back rights under section 11, a 100% interest in the Property by:
>
> (a) making a cash payment to Navasota of US $5,000 upon conducting due diligence within a period of two (2) months from the date of signing this Agreement;
>
> (b) making a cash payment of US $25,000 to Navasota on the second anniversary of the date of signing this Agreement.

Yours truly,

GOLDRANGE RESOURCES, INC.

By: ______________________
Steve Bajic, President

NAVASOTA RESOURCES LTD.

By: ______________________
James T. Gillis, Corporate Secretary & CFO